UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 26, 2026
Date of report (Date of earliest event reported)

GENPREX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38244	90-0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Bee Cave Road, #650-227, Austin, TX		78746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 537-7997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 26, 2026, Genprex, Inc. (“Genprex” or the “Company”) issued a press release announcing that its research collaborators’ abstract was recently published at the 2026 American Society of Clinical Oncology (“ASCO”) Annual Meeting. The abstract details positive clinical data from studies of predictive biomarkers in patients receiving its lead drug candidate, Reqorsa® Gene Therapy (quaratusugene ozeplasmid), for the treatment of lung cancer.  The press release noted that this clinical validation, derived from patients in the Company’s Acclaim clinical trials, substantiates earlier preclinical evidence revealing that Non-Small Cell Lung Cancer (“NSCLC”) patients receiving REQORSA who exhibit high Trop-2 levels and low PTEN levels experience prolonged Progression Free Survival (“PFS”), underscoring the critical role these biomarkers play in predicting treatment efficacy and advancing the Company’s understanding of this novel gene therapy.

The featured Genprex-supported abstract at the 2026 ASCO Annual Meeting was titled “Predictive biomarkers for PFS in patients receiving quaratusugene ozeplasmid”.  Quaratusugene ozeplasmid is a gene therapy that delivers a plasmid coding for the TUSC2 tumor suppressor gene to lung cancer cells, as greater than 80% of lung cancers have been shown to have decreased or absent TUSC2 protein.  The press release explained that TUSC2 protein levels have not correlated with PFS, presumably because of the complexities of TUSC2 protein regulation. Preclinical studies have identified higher levels of Trop-2 protein in organoids and lower levels of PTEN protein in lung cancer cell lines as correlating with response (AACR 2026). Tumor tissue from patients in clinical trials with quaratusugene ozeplasmid were evaluated for Trop-2 and PTEN protein expression. Monoclonal antibodies against Trop-2 (BSB148 from BioSB) and PTEN (138G6 from Cell Signaling Technology) were used for immunohistochemistry in paraffin sections from archival tumor samples in patients enrolled in three clinical trials with quaratusugene ozeplasmid and results expressed as H-scores. H-scores were calculated  by evaluating diaminobenzidine staining intensity using the formula [1 × (% cells 1+) + 2 × (% cells 2+) + 3 × (% cells 3+)].

The abstract noted that data on Trop-2 and PTEN protein expression and data on PFS were available from 18 patients enrolled in clinical trials with quaratusugene ozeplasmid.  The abstract detailed that: (i) six patients with NSCLC were enrolled in the Acclaim-1 trial in combination with osimertinib; (ii) one patient was enrolled in the Acclaim-2 trial in combination with pembrolizumab; (iii) eleven patients with small cell lung cancer (“SCLC”) were enrolled in the Acclaim-3 trial in combination with atezolizumab; (iv) in patients with NSCLC, Trop-2 H-scores above 100 correlated with prolonged PFS (p=0.05), and PTEN H-scores below 100 correlated with prolonged PFS (p=0.03); and (v) in patients with SCLC, Trop-2 H-scores were universally low, and thus non-evaluable. PTEN H-scores in patients with SCLC did not correlate with prolonged PFS (p=0.53).  Following up on preclinical cell line and organoid models indicating that Trop-2 and PTEN protein expression correlated with response, levels of Trop-2 and PTEN protein were evaluated in patients treated with quaratusugene ozeplasmid. In conclusion, the data indicated both Trop-2 H-scores above 100 and PTEN H-scores below 100 correlated with longer PFS in patients with NSCLC, but not in patients with SCLC.

Following the clinical studies outlined above, Genprex completed additional analysis to evaluate the relationship between NSCLCs with high intensity staining (3+) and PFS. NSCLCs with 3+ Trop-2 staining had a strong relationship with PFS that was just outside the bounds for significance (p=0.053) and those with 3+ PTEN staining exhibited a trend for a negative relationship with PFS that was not statistically significant (p=0.309).  These results are consistent with the H-score analysis regarding a strong positive relationship between Trop-2 expression and PFS. High (3+) Trop-2 expression will be investigated further as a potential biomarker for REQORSA.  The press release summarized that the identified biomarkers may predict patient response, enable targeted patient selection and allow for precision medicine.

Cautionary Language Concerning Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Genprex’s reports that it files from time to time with the Securities and Exchange Commission and which you should review, including those statements under “Item 1A – Risk Factors” in Genprex’s Annual Report on Form 10-K for the year ended December 31, 2025.

Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: Genprex’s ability to advance the clinical development, manufacturing and commercialization of its product candidates in accordance with projected timelines; the timing and success of Genprex’s clinical trials and regulatory approvals; the effect of Genprex’s product candidates, alone and in combination with other therapies, on cancer and diabetes, including the further investigation of high Trop-2 expression as a potential biomarker for REQORSA and that the identified biomarkers may predict patient response, enable targeted patient selection and allow for precision medicine; the effects of any strategic research and development prioritization initiatives, and any other strategic alternatives or other efforts that Genprex takes or may take in the future that are aimed at optimizing and re-focusing Genprex’s diabetes, oncology and/or other clinical development programs including prioritization of resources, and the extent to which Genprex is able to implement such efforts and initiatives successfully to achieve the desired and intended results thereof; Genprex’s future growth and financial status, including Genprex’s ability to maintain compliance with the continued listing requirements of The Nasdaq Capital Market and to continue as a going concern and to obtain capital to meet its long-term liquidity needs on acceptable terms, or at all; Genprex’s commercial and strategic partnerships, including those with its third party vendors, suppliers and manufacturers and their ability to successfully perform and scale up the manufacture of its product candidates; and Genprex’s intellectual property and licenses.

These forward-looking statements should not be relied upon as predictions of future events and Genprex cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Genprex or any other person that Genprex will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this filing. Genprex disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this filing or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPREX, INC.

Date: May 26, 2026	By:	/s/ Ryan Confer
Ryan Confer
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)